Exhibit 99.1
ICU Medical, Inc. Announces Fourth Quarter 2018 Results

SAN CLEMENTE, Calif., February 28, 2019 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy and critical care applications, today announced financial results for the quarter ended December 31, 2018.

Fourth Quarter 2018 Results

Fourth quarter 2018 revenue was $340.4 million, compared to $370.1 million in the same period last year. GAAP gross profit for the fourth quarter of 2018 was $134.6 million, as compared to $137.5 million in the same period last year. GAAP gross margin for the fourth quarter of 2018 was 40%, as compared to 37% in the same period last year. GAAP net loss for the fourth quarter of 2018 was $7.4 million, or $0.36 loss per diluted share, as compared to GAAP net income of $49.7 million, or $2.33 per diluted share, for the fourth quarter of 2017. Adjusted diluted earnings per share for the fourth quarter of 2018 were $2.07 as compared to $2.98 for the fourth quarter of 2017. Also, adjusted EBITDA was $69.3 million for the fourth quarter of 2018 as compared to $70.1 million for the fourth quarter of 2017.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical's Chief Executive Officer, said, "Fourth quarter revenues, adjusted EBITDA and adjusted diluted earnings per share were in line with our expectations.”

Revenues by market segment for the three and twelve months ended December 31, 2018 and 2017 were as follows (in millions):

	Three months ended December 31,				Year ended December 31,
Market Segment	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Infusion Consumables	$121.5	$119.7	$1.8	1.5%	$483.0	$365.6	$117.4	32.1%
IV Solutions*	113.8	146.5	(32.7)	(22.3)	508.0	522.0	(14.0)	(2.7)
Infusion Systems	92.2	87.6	4.6	5.3	355.5	290.2	65.3	22.5
Critical Care	12.8	12.8	—	—%	53.5	50.0	3.5	7.0%
Other	—	3.6	(3.6)	(100.0)%	—	64.8	(64.8)	(100.0)%
	$340.3	$370.2	$(29.9)	(8.1)%	$1,400.0	$1,292.6	$107.4	8.3%
*IV Solutions includes $18.9 million and $17.0 million of contract manufacturing to Pfizer for the three months ended December 31, 2018 and 2017, respectively. IV Solutions includes $78.2 million and $68.9 million of contract manufacturing to Pfizer for the twelve months ended December 31, 2018 and 2017, respectively.

Fiscal 2019 Adjusted EPS Guidance

The Company is providing its initial 2019 adjusted diluted EPS in the range of $9.00 to $9.90.

Conference Call

The Company will host a conference call to discuss fourth quarter 2018 financial results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 9998959. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at ir.icumed.com/events and clicking on the Q4 2018 ICU Medical Inc. Earnings Conference box. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical devices used in infusion therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including our full year 2019 guidance. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the Company’s ability to meet expectations regarding the integration of the Hospira infusion systems business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2018	December 31, 2017
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$344,781	$290,072
Short-term investment securities	37,329	10,061
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	382,110	300,133
Accounts receivable, net of allowance for doubtful accounts	176,298	112,696
Inventories	311,163	288,657
Prepaid income taxes	11,348	10,594
Prepaid expenses and other current assets	25,980	41,286
Related-party receivable	20,137	98,807
Assets held-for-sale	—	12,489
TOTAL CURRENT ASSETS	927,036	864,662
PROPERTY AND EQUIPMENT, net	432,641	398,684
LONG-TERM INVESTMENT SECURITIES	2,025	14,579
GOODWILL	11,195	12,357
INTANGIBLE ASSETS, net	133,421	143,753
DEFERRED INCOME TAXES	38,654	24,775
OTHER ASSETS	40,419	38,141
TOTAL ASSETS	$1,585,391	$1,496,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$120,469	$78,228
Accrued liabilities	128,820	132,064
TOTAL CURRENT LIABILITIES	249,289	210,292
CONTINGENT EARN-OUT LIABILITY	47,400	27,000
OTHER LONG-TERM LIABILITIES	20,592	55,326
DEFERRED INCOME TAXES	721	1,487
INCOME TAX LIABILITY	3,734	4,592
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized-80,000 shares; Issued 20,492 shares at December 31, 2018 and 20,210 at December 31, 2017 and outstanding 20,491 shares at December 31, 2018 and 20,210 shares at December 31, 2017	2,049	2,021
Additional paid-in capital	657,899	625,568
Treasury stock, at cost	(95)	—
Retained earnings	620,747	585,624
Accumulated other comprehensive loss	(16,945)	(14,959)
TOTAL STOCKHOLDERS' EQUITY	1,263,655	1,198,254
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,585,391	$1,496,951
______________________________________________________
(1) December 31, 2017 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Year ended December 31,
	2018	2017	2016
REVENUES:
Net sales	$1,400,040	$1,292,166	$379,339
Other	—	447	33
TOTAL REVENUE	1,400,040	1,292,613	379,372
COST OF GOODS SOLD	830,012	866,518	177,974
GROSS PROFIT	570,028	426,095	201,398
OPERATING EXPENSES:
Selling, general and administrative	328,146	303,953	89,426
Research and development	52,867	51,253	12,955
Restructuring, strategic transaction and integration	105,390	77,967	15,348
Contract settlement	41,613	—	—
Change in fair value of contingent earn-out	20,400	8,000	—
Impairment of assets held for sale	—	—	728
TOTAL OPERATING EXPENSES	548,416	441,173	118,457
INCOME (LOSS) FROM OPERATIONS	21,612	(15,078)	82,941
BARGAIN PURCHASE GAIN	—	70,890	1,456
INTEREST EXPENSE	(709)	(2,047)	(118)
OTHER INCOME (EXPENSE), net	1,471	(2,482)	885
INCOME BEFORE INCOME TAXES	22,374	51,283	85,164
BENEFIT (PROVISION) FOR INCOME TAXES	6,419	17,361	(22,080)
NET INCOME	$28,793	$68,644	$63,084
NET INCOME PER SHARE
Basic	$1.41	$3.50	$3.90
Diluted	$1.33	$3.29	$3.66
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,394	19,614	16,168
Diluted	21,601	20,858	17,254

 ICU MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended December 31,
	2018	2017
REVENUES:
Net sales	$340,378	$370,622
Other	—	(498)
TOTAL REVENUE	340,378	370,124
COST OF GOODS SOLD	205,738	232,634
GROSS PROFIT	134,640	137,490
OPERATING EXPENSES:
Selling, general and administrative	79,543	77,141
Research and development	13,525	13,876
Restructuring, strategic transaction and integration	41,119	9,934
Change in fair value of contingent earn-out	(100)	(5,000)
Contract settlement	12,696	—
TOTAL OPERATING EXPENSES	146,783	95,951
(LOSS) INCOME FROM OPERATIONS	(12,143)	41,539
BARGAIN PURCHASE GAIN	—	(881)
INTEREST EXPENSE	(161)	(304)
OTHER EXPENSE, net	(179)	(452)
(LOSS) INCOME BEFORE INCOME TAXES	(12,483)	39,902
BENEFIT FOR INCOME TAXES	5,128	9,803
NET (LOSS) INCOME	$(7,355)	$49,705
NET (LOSS) INCOME PER SHARE
Basic	$(0.36)	$2.47
Diluted	$(0.36)	$2.33
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	20,490	20,152
Diluted	20,490	21,342

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Bargain purchase gain: We may incur a bargain purchase gain on certain acquisitions if the fair market value of the identifiable assets acquired and liabilities assumed, net of deferred taxes exceeds the total consideration paid. We exclude such gains as they are related to acquisitions and have no direct correlation to the operation of our ongoing business.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, interest, net, intangible asset amortization expense, stock compensation expense, restructuring, strategic transaction and integration, change in fair value of earn-out, disposition of certain assets, contract settlement and bargain purchase gain, which was tax free and the impact of tax reform. We apply our GAAP consolidated effective tax rate to our non-GAAP financial measures, other than when the underlying item has a materially different tax treatment.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended December 31,
	2018	2017
GAAP net income	$(7,355)	$49,705

Non-GAAP adjustments:
Interest, net	(2,008)	(638)
Stock compensation expense	6,249	5,965
Depreciation and amortization expense	19,667	19,057
Restructuring, strategic transaction and integration	41,119	9,934
Bargain purchase gain	—	881
Change in fair value of contingent earn-out	(100)	(5,000)
Contract settlement	12,810	—
Disposition of certain assets	4,059	—
Benefit for income taxes	(5,128)	(9,803)
Total non-GAAP adjustments	76,668	20,396

Adjusted EBITDA	$69,313	$70,101

	Adjusted diluted earnings per share
	Three months ended December 31,
	2018	2017
GAAP diluted earnings per share	$(0.36)	$2.33

Non-GAAP adjustments:
Interest, net	$(0.09)	$(0.03)
Stock compensation expense	$0.29	$0.28
Amortization expense	$0.20	$0.19
Restructuring, strategic transaction and integration	$1.91	$0.47
Bargain purchase gain	$—	$0.04
Change in fair value of contingent earn-out	$—	$(0.23)
Contract settlement	$0.59	$—
Disposition of certain assets	$0.19	$—
Estimated income tax impact from adjustments and impact from tax reform (1)	$(0.66)	$(0.07)
Adjusted diluted earnings per share	$2.07	$2.98
_______________________________________________
(1) The three months ended December 31, 2017 includes additional tax expense of $3.1 million related to new U.S. tax legislation. The additional tax expense includes an estimated one-time transition tax payable of $2.0 million and a tax expense of $1.1 million related to the remeasurement of deferred tax balances due to the lower corporate tax rate at which they are expected to reverse in the future.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2019 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$165	$185

Non-GAAP adjustments:
Interest, net	$(4)	$(4)
Stock compensation expense	$24	$24
Depreciation and amortization expense	$83	$83
Restructuring, strategic transaction and integration	$45	$45
Change in fair value of contingent earnout	$(47)	$(47)
Provision for income taxes	$49	$54
	$150	$155

Adjusted EBITDA	$315	$340

	Low End of Guidance	High End of Guidance
GAAP diluted earnings per share	$7.59	$8.49

Non-GAAP adjustments:
Stock compensation expense	$1.11	$1.11
Amortization expense	$0.75	$0.75
Restructuring, strategic transaction and integration	$2.06	$2.06
Change in fair value of contingent earnout	$(2.17)	$(2.17)
Estimated income tax impact from adjustments	$(0.34)	$(0.34)
Adjusted diluted earnings per share	$9.00	$9.90

CONTACT:
ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(646) 277-1254